UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

RITA Medical Systems, Inc. (the “Company”) and the Compensation Committee of the Board of Directors recently undertook a review of the Company's existing change of control agreements and determined that new change of control agreements should be entered into with the Company’s key employees. The Company and the Compensation Committee of the Board of Directors believe that the new change of control agreements are appropriate for the Company’s needs and consistent with industry standards. While the existing change of control agreements provide many of the same rights, the new change of control agreements also provide for a cash severance payment and address certain tax issues discussed below. On October 19, 2006, the Compensation Committee of the Board of Directors of the Company approved the adoption of three forms of change of control agreements (collectively, the “Agreements”), applying respectively to (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the Company’s other named executive officers.

The Agreements provide the following benefits upon the sale or merger of the Company. In the event that the Company consummates a change of control transaction, 50% of any unvested options held by the Company's officers who are parties to such agreements shall become fully vested and immediately exercisable. In addition, unless otherwise provided, on each one month anniversary following the effective date of a change of control transaction, 1/12th of the remaining unvested options held by the Company’s officers who are parties to such agreements shall become fully vested and immediately exercisable.

If the officer is involuntarily terminated at any time within two months prior to or 12 months after a change of control transaction, all unvested options held by such officer shall become fully vested and immediately exercisable. In addition, if the officer is involuntarily terminated at any time within two months prior to or 12 months after the change of control transaction, the officer shall be paid after such involuntary termination a lump sum cash severance amount equal to 12 months of such officer’s target compensation or, in the case of the CEO, 18 months of such officer’s target compensation.

In the event that severance benefits provided for in any of the Agreements cause the officer to be subject to the excise tax imposed by Internal Revenue Code Section 4999 and further provided that such severance benefits exceed the amount set forth in Internal Revenue Code Section 280G by more than $100,000, the Company shall pay the officer an amount sufficient to restore the full amount payable under the Agreement.

Additional terms and conditions are set forth in the Agreements, copies of which are filed with this report as Exhibit 10.99, Exhibit 10.100 and Exhibit 10.101. The foregoing descriptions are subject to, and qualified in their entirety by, the Agreements.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.99	Form of Change of Control Agreement for Chief Executive Officer

10.100	Form of Change of Control Agreement for Chief Financial Officer

10.101	Form of Change of Control Agreement for Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: October 25, 2006	By:	/s/ Michael Angel
Michael Angel
Chief Financial Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

10.99	Form of Change of Control Agreement for Chief Executive Officer

10.100	Form of Change of Control Agreement for Chief Financial Officer

10.101	Form of Change of Control Agreement for Named Executive Officers